Exhibit 10.5

GUARANTY

     This Guaranty (“Guaranty”) is entered into as of June 30, 2005, by Boundless Motor Sports Racing, Inc., a Colorado corporation (“Guarantor”), for the benefit of Richard F. Murphy (“Murphy”).

     WHEREAS, in order to induce Murphy to enter into that certain Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among Volusia Speedway Park, Inc., a Florida corporation, Murphy and Volusia Operations, LLC, a Florida limited liability company and a wholly-owned subsidiary of Guarantor (“Purchaser”), Murphy has required that Guarantor guaranty the payment of: any and all amounts owed by Purchaser to Murphy under that certain Promissory Note, of even date herewith, in the original principal amount of $2,000,000 (the “Note”), which Note was issued by Purchaser to Murphy in connection with the Purchase Agreement; and

     WHEREAS, Guarantor will derive a specific benefit from the Purchase Agreement and desires to guarantee the payment of: any and all amounts owed by Purchaser under the Note (collectively, the “Obligations”);

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby guarantees to Murphy the payment of all Obligations, on the following terms:

     1. Continuing Guaranty. Upon the occurrence of an event of default (as provided for in the Note), Guarantor hereby guarantees and promises to pay on written demand to Murphy, in lawful money of the United States, all of the Obligations. This Guaranty is given in consideration for credit and other financial accommodations made by Murphy to Purchaser.

     2. Waivers. Except as provided in Section 1 above, Guarantor hereby waives:

          (a) presentment for payment;

          (b) notice of dishonor, demand, protest, and notice thereof as to any instrument, and all other notices and demands to which Guarantor might be entitled;

          (c) any right to require Murphy to institute suit against, or to exhaust its rights and remedies against, Purchaser or any other person, or to proceed against any property of any kind which secures all or any part of the Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with Murphy or any indebtedness of Murphy to Purchaser, or to exercise any other right or power, or pursue any other remedy Murphy may have;

          (d) any defense arising by reason of any failure of Murphy to obtain, perfect, maintain or keep in force any security interest in, or lien or encumbrance upon, any property of Purchaser or any other person;

          (e) any defense based upon any failure of Murphy to give Guarantor notice of any sale or other disposition of any property securing any or all of the Obligations, or any defects in any such notice that may be given, or any failure of Murphy to comply with any provision of applicable law in enforcing any security interest in or lien upon any property securing any or all of the Obligations including, but not limited to, any failure by Murphy to dispose of any property securing any or all of the Obligations in a commercially reasonable manner;

          (f) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Purchaser or any other guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Obligations (including without limitation any interest thereon), in or as a result of any such proceeding; and

          (g) the benefit of any and all statutes of limitation with respect to any action based upon, arising out of or related to this Guaranty.

If any claim is ever made upon Murphy for repayment or recovery of any amount or amounts received by Murphy in payment of or on account of any of the Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and Murphy repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Murphy or any of its property, or by reason of any settlement or compromise of any such claim effected by Murphy with any such claimant (including without limitation Purchaser), then and in any such event, Guarantor agrees that any such judgment, decree, order, settlement and compromise shall be binding upon Guarantor, notwithstanding any revocation or release of this Guaranty or the cancellation of any note or other instrument evidencing any of the Obligations, or any release of any of the Obligations, and the Guarantor shall be and remain liable to Murphy under this Guaranty for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by Murphy, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Guaranty.

     3. Consents. Guarantor hereby consents and agrees that, without notice to or by Guarantor and without affecting or impairing in any way the obligations or liability of Guarantor hereunder, Murphy may, from time to time before or after revocation of this Guaranty, do any one or more of the following in Murphy’s sole and absolute discretion: (a) accelerate, accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Obligations; (b) grant any other indulgence to Purchaser or any other person in respect of any or all of the Obligations or any other matter; (c) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Obligations or any guaranty of any or all of the Obligations, or on which Murphy at any time may have a lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (d) substitute or add, or take any action or omit to take any action which results in the release of, any one or more endorsers or guarantors of all or any part of the Obligations, including, without limitation one or more parties to this Guaranty, regardless of any destruction or impairment of any right of contribution or other right of Guarantor; (e) amend, alter or change in any respect whatsoever any term or provision relating to any or all of the Obligations, including the rate of interest thereon; (f) apply any sums received from Purchaser, any other guarantor, endorser, or co-signer, or from the disposition of any collateral or security, to any indebtedness whatsoever owing from such person or secured by such collateral or security, in such manner and order as

Murphy determines in its sole discretion, and regardless of whether such indebtedness is part of the Obligation, is secured, or is due and payable; (g) apply any sums received from Guarantor or from the disposition of any collateral or security securing the obligations of Guarantor, to any of the Obligations in such manner and order as Murphy determines in its sole discretion, regardless of whether or not such Obligations is secured or is due and payable. Guarantor consents and agrees that Murphy shall be under no obligation to marshal any assets in favor of Guarantor, or against or in payment of any or all of the Obligations. Without limiting the generality of the foregoing, Murphy shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Obligations.

     4. Representations and Warranties. Guarantor hereby represents and warrants that (a) it is in Guarantor’s direct interest to assist Purchaser in procuring credit, because Purchaser is an affiliate of Guarantor and has a direct business relationship with Guarantor, (b) this Guaranty has been duly and validly authorized, executed and delivered and constitutes the valid and binding obligation of Guarantor, enforceable in accordance with its terms, and (c) the execution and delivery of this Guaranty does not violate or constitute a default under (with or without the giving of notice, the passage of time, or both) any order, judgment, decree, instrument or agreement to which Guarantor is a party or by which it or its assets are affected or bound.

     5. Costs. Whether or not suit be instituted, Guarantor agrees to reimburse Murphy on demand for all reasonable attorneys’ fees and all other reasonable costs and expenses incurred by Murphy in enforcing this Guaranty, or arising out of or relating in any way to this Guaranty. In the event either Murphy or Guarantor files any lawsuit against the other predicated on a breach of this Guaranty, the prevailing party in such action shall be entitled to recover its reasonable attorneys’ fees and costs of suit from the non-prevailing party.

     6. Notices. Any notice which a party shall be required or shall desire to give to the other hereunder shall be given as provided in the Purchase Agreement.

     7. Severability. If any provision of this Guaranty or the application thereof to any party or circumstance is held invalid, void, inoperative or unenforceable, the remainder of this Guaranty and the application of such provision to other parties or circumstances shall not be affected thereby, the provisions of this Guaranty being severable in any such instance.

     8. General Provisions. Murphy shall have the right to seek recourse against Guarantor to the full extent provided for herein and in any other instrument or agreement evidencing obligations of Guarantor to Murphy, and against Purchaser to the full extent of the Obligations. No election in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Murphy’s right to proceed in any other form of action or proceeding or against any other party. The failure of Murphy to enforce any of the provisions of this Guaranty at any time or for any period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce the same. All remedies hereunder shall be cumulative and shall be in addition to all rights, powers and remedies given to Murphy by law or under any other instrument or agreement. Time is of the essence in the performance by Guarantor of each and every obligation under this Guaranty. This Guaranty is the entire and only agreement between Guarantor and Murphy with respect to the guaranty of the Obligations of Purchaser by Guarantor, and all representations, warranties, agreements, or undertakings heretofore or contemporaneously made, which are not set forth herein, are superseded hereby. No course of dealings between the parties, no usage of the trade, and no parol or extrinsic evidence of any nature shall be used or be relevant to supplement or explain or modify any term or provision of this Guaranty. There are no conditions to the full effectiveness of this Guaranty. The terms and provisions hereof may not be waived, altered, modified, or amended except in a writing executed by Guarantor and a duly authorized officer of Murphy. All rights, benefits and privileges hereunder shall inure to the benefit of and be enforceable by Murphy and its successors and assigns and shall be binding upon Guarantor and his heirs, executors, administrators, personal representatives, successors and assigns. Neither the bankruptcy of Guarantor nor notice thereof to Murphy shall terminate this Guaranty, and, notwithstanding such bankruptcy, this Guaranty shall continue in full force and effect with respect to all Obligations, including without limitation Obligations incurred or created after the bankruptcy of Guarantor and notice thereof to Murphy. Section headings are used herein for convenience only. Guarantor acknowledges that the same may not describe completely the subject matter of the applicable Section, and the same shall not be used in any manner to construe, limit, define or interpret any term or provision hereof.

     9. Choice of Law. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO ITS CHOICE OF LAWS PROVISIONS.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

BOUNDLESS MOTOR SPORTS RACING, INC.
By:	/s/ Brian Carter
Brian Carter, Vice President

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